Exhibit 5.1

Mayer Brown LLP

71 South Wacker Drive

Chicago, IL 60606

United States of America

July 13, 2023

T: +1 312 782 0600

F: +1 312 701 7711

mayerbrown.com

Ally Auto Assets LLC

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

Re:	Ally Auto Assets LLC

Registration Statement on Form SF-3 (No. 333-262894)

Ladies and Gentlemen:

We have acted as special counsel to Ally Bank and Ally Auto Assets LLC, a Delaware limited liability company (the “Seller”), in connection with the above-captioned registration statement (the “Registration Statement”) and the offering of the Class A-2 Asset Backed Notes, the Class A-3 Asset Backed Notes and the Class A-4 Asset Backed Notes (other than such Notes retained by the Seller or another majority-owned affiliate of Ally Bank) (collectively, the “Offered Notes”) and the issuance of the Class A-1 Asset Backed Notes, the Class B Asset Backed Notes, the Class C Asset Backed Notes, the Class D Asset Backed Notes and the other Notes retained by the Seller or another majority-owned affiliate of Ally Bank (together with the Offered Notes, the “Notes”) described in the final prospectus dated July 11, 2023 (the “Prospectus”), which has been filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Act”). As described in the Prospectus, the Notes will be issued by Ally Auto Receivables Trust 2023-1 (the “Issuing Entity”), a trust formed by the Seller pursuant to a trust agreement (as amended, restated or otherwise modified, the “Trust Agreement”) between the Seller and BNY Mellon Trust of Delaware, as owner trustee and paying agent. The Notes will be issued pursuant to an indenture (the “Indenture”) between the Issuing Entity and U.S. Bank Trust Company, National Association, as indenture trustee (the “Indenture Trustee”).

In that connection, we are generally familiar with the proceedings taken or to be taken in connection with the proposed authorization, issuance and sale of the Offered Notes, and have examined and relied upon copies of such statutes, documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion letter, including the Prospectus and current drafts of the Indenture (including the form of the Offered Notes included as an exhibit thereto) and the Trust Agreement.

Mayer Brown is a global services provider comprising an association of legal practices that are separate entities including

Mayer Brown LLP (Illinois, USA), Mayer Brown International LLP (England), Mayer Brown (a Hong Kong partnership)

and Tauil & Chequer Advogados (a Brazilian partnership).

Mayer Brown LLP

Ally Auto Assets LLC

July 13, 2023

Based on and subject to the foregoing, we are of the opinion that, with respect to the Offered Notes, when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Offered Notes have been duly executed and issued by the Issuing Entity and authenticated by the Indenture Trustee and (c) payment of the agreed consideration for the Offered Notes has been received by the Issuing Entity, such Offered Notes will have been duly authorized by all necessary action of the Issuing Entity and will be legally issued and binding obligations of the Issuing Entity and entitled to the benefits afforded by the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other laws relating to or affecting creditors’ rights generally (including, without limitation, fraudulent conveyance laws), and by general principles of equity, regardless of whether such matters are considered in a proceeding in equity or at law.

Mayer Brown LLP

Ally Auto Assets LLC

July 13, 2023

Our opinions expressed herein are limited to the federal laws of the United States and the laws of the State of New York and the Delaware Statutory Trust Act. We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to a Form 8-K filed in connection with the Prospectus and to the use of our name therein without admitting we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement or the Prospectus.

Very truly yours,

/s/ MAYER BROWN LLP

MAYER BROWN LLP